UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2026

ADAGIO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42199	99-1151466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26051 Merit Circle, Suite 102 Laguna Hills, CA	92653
(Address of principal executive offices)	(Zip Code)

(949) 348-1188

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 23, 2026, Adagio Medical Holdings, Inc. (the “Company”) adopted a plan to extend its capital resources in connection with initiating a process to explore a full range of strategic alternatives. As part of the plan, the Company will reduce its workforce by 25 of 43 full-time employees, effective September 23, 2026. The Company estimates that it will incur approximately $1.3 million of cash expenditures, consisting primarily of one-time severance payments, benefits and other related costs (excluding non-cash charges associated with equity-based compensation). The estimated costs that the Company expects to incur, and the timing thereof, are subject to a number of assumptions and actual results may differ. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction, including potential impairment charges, if any. However, the Company is not able to estimate the amount or range of amounts of such potential impairments as of the date of this Current Report on Form 8-K. If required, the Company will amend this Current Report on Form 8-K at such time as its management is able in good faith to estimate the amount, or range of amounts, of these charges.

Item 8.01 Other Events.

In connection with its process to explore strategic alternatives, the Company notified holders of its 13% Senior Secured Convertible Notes (the “Notes”), that it would lower the Conversion Price (as defined in the Notes) of the Notes for each date during the period commencing on September 23, 2026 and ending on October 31, 2026, subject to extension (each, a “Conversion Price Reduction”), to the Alternate Conversion Price in effect on such applicable date of conversion (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “New Alternate Conversion Price”). Under the Notes, “Alternate Conversion Price” will be the lower of (x) the Conversion Price then in effect and (y) 85% of the lowest VWAP (as defined in the Notes) of the common stock during the five (5) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice. The form of Notes is filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on August 6, 2024.

On September 23, 2026, the Company issued a press release announcing that it had commenced a process to explore and evaluate strategic alternatives to enhance shareholder value, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2026

Adagio Medical Holdings, Inc.

By:	/s/ Deborah Kaster
Name:	Deborah Kaster
Title:	Chief Financial Officer and Chief Business Officer

3